Exhibit 99.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement (this “Amendment”), dated as of December 2, 2013, by and between American Campus Communities, Inc. (the “Company”) and James C. Hopke, Jr. (“Executive”).

WHEREAS, the Company and Executive have entered into an employment agreement dated as of April 28, 2005, as amended (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, the Company and Executive agree as follows:

1.  Position, Duties and Responsibilities.  The first sentence of Section 3(a) of the Employment Agreement is amended and restated to read in its entirety as follows:

“During the Term of Employment, Executive shall be employed and serve as the Executive Vice President-Asset Management of the Company (together with such other position or positions consistent with Executive’s title as the Board shall specify from time to time) and shall have such duties typically associated with such title and shall report to the Company’s Chief Operating Officer.”

2.  Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Employment Agreement.

3.  Ratification.  Except as otherwise expressly provided in this Amendment, the Employment Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.

4.  Counterparts.  This Amendment may be executed in identical counterparts, which when taken together shall constitute one and the same instrument.  A counterpart transmitted by facsimile shall be deemed an original for all purposes.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AMERICAN CAMPUS COMMUNITIES, INC.

By:	/s/ William C. Bayless, Jr.
William C. Bayless, Jr.
President and Chief Executive Officer

/s/ James C. Hopke, Jr.
James C. Hopke, Jr.

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